Exhibit 99.1

USA Truck Reports Third Quarter 2016 Results

3Q16 EPS of ($0.09) Narrowed Compared to ($0.15) for 2Q16

Operating Income for 3Q16 Improved $0.6 Million from 2Q16 $0.6 Million Operating Loss

Improvements in Trucking Segment Offset by Weak Freight Environment

Moves Forward in Expanding USAT Logistics’ Scope and Offerings

Van Buren, AR – November 4, 2016 – USA Truck, Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and nine months ended September 30, 2016.

For the quarter ended September 30, 2016, operating revenue was $105.5 million compared to $123.5 million for the prior-year period. Base revenue, which excludes fuel surcharges, was $94.7 million compared to $109.8 million for the 2015 period. Net income (loss) was ($0.7) million, or ($0.09) per diluted share, compared to $2.7 million, or $0.26 per diluted share, a year earlier. Included in earnings per share for the September 30, 2015 quarter was $2.9 million, or $0.17, net-of-tax, per share of restructuring costs.

President and CEO Randy Rogers commented, “We marked significant progress toward our goals of expanding the scope of USAT Logistics, improving service levels in our truckload business and reducing operating costs in the third quarter. Those gains were, and for the near term will likely be, offset by a weak freight environment and unfavorable comparisons versus prior periods due to the loss of certain dedicated account customers earlier this year. While encouraged by our progress, we recognize our results have not reached our goals and are committed to achieving substantial improvements in profitability as we move into the 2017 bid season and benefit from the extensive operating changes made over the past year.

“As previously discussed, one of our principal goals is for our higher margin, asset-light brokerage operations to contribute 50% of the company’s consolidated revenue. In support of this objective, during the quarter we expanded its sales channels to include agents in secondary markets and since have consolidated operations from smaller, inefficient offices into our larger regional centers while maintaining existing client manager relationships. We also completed the migration to a more efficient operating model featuring carrier and customer specialization, which has already begun to benefit productivity and effectiveness. While net revenue for the quarter of $6.0 million represented a 16.1% decline versus the 2015 period due to a soft freight environment and lower volumes, gross margin remained favorable at 18.1%.

“In Trucking, we achieved modest improvement in loaded rate per mile to $1.725 despite the difficult rate environment and posted a 4.3% decrease in operating expenses on a sequential basis, bringing O&M expenses per mile down to $0.182, the lowest in over four years. Further, in light of market conditions, we reduced company-owned tractors by 6.3% through the elimination of our 2012 and 30% of our 2013 tractors, which were high cost, challenging for our drivers and placed significant burdens on our maintenance operations. On a sequential basis, Trucking’s adjusted operating ratio improved slightly from 103.0% for this year’s second quarter as the operating loss narrowed from $2.0 million to $1.5 million, reflecting the benefits of our improvement plan in a tough environment.

“Cost reduction remains a critical focus area. In the third quarter, we completed and executed a thorough maintenance review, identifying internal and external cost reduction opportunities that for the quarter produced an 18% decrease in maintenance cost per mile. Key initiatives included the insourcing of our road assistance program from an outside vendor, negotiations with third-party vendors to leverage spend on parts and tires, retirement of higher cost tractors, and further downsizing of the trailer fleet as well as continued general expense controls.”

Mr. Rogers concluded, “As we move into the 2017 bid season, we expect our improved service performance and more focused network to drive meaningful rate improvement. We have identified pricing and utilization opportunities throughout our network and expect our enhanced support programs and more efficient and aligned compensation structures to increase the number of independent contractors and help offset the phase-out of our older tractor fleet. We are confident that our planned transition to an increasingly asset-light model is the right one for our organization and we expect to achieve positive earnings per share for the full year 2017.”

For the nine months ended September 30, 2016, operating revenue was $326.0 million compared to $390.0 million for the prior-year period. Consolidated base revenue was $296.2 million compared to $342.4 million for the nine months ended September 30, 2015. Consolidated net income (loss) was ($3.9) million, or ($0.44) per diluted share, for the 2016 period, compared to $7.1 million, or $0.68 per diluted share, for the 2015 period. Included in loss per diluted share for the nine months ended September 30, 2016 was $6.0 million, or $0.42, net-of-tax, per diluted share relating to restructuring, impairment and other costs. Included in earnings per share for the nine months ended September 30, 2015 was $0.8 million, or $0.04, net-of-tax, per diluted share relating to loss on extinguishment of debt and $2.9 million, or $0.17, net-of-tax, per share of restructuring costs.

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Trucking:
Operating revenue (in thousands)	$73,367	$84,982	$224,573	$274,196
Operating (loss) income (in thousands) (1)	$(1,505)	$2,460	$(8,607)	$6,565
Adjusted operating ratio (2)	102.3%	92.8%	101.5%	96.0%
Total miles (in thousands) (3)	43,365	44,559	132,216	143,927
Deadhead percentage (4)	13.2%	12.3%	12.8%	12.3%
Base revenue per loaded mile	$1.725	$1.902	$1.743	$1.871
Average number of in-service tractors (5)	1,742	1,838	1,797	2,025
Average number of seated tractors (6)	1,648	1,718	1,717	1,858
Average miles per seated tractor per week	2,002	1,973	1,967	1,986
Base revenue per seated tractor per week	$2,997	$3,293	$2,992	$3,260
Average loaded miles per trip	590	577	582	596

USAT Logistics:
Operating revenue (in thousands)	$32,091	$38,508	$101,391	$115,754
Operating income (in thousands) (1)	$1,547	$2,999	$5,729	$9,234
Net revenue (in thousands) (7)	$6,050	7,211	$19,481	$21,466
Gross margin percentage (8)	18.1%	18.3%	18.3%	17.9%

(1)	Operating (loss) income is calculated by deducting operating expenses from operating revenues.
(2)

Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue. See GAAP to non-GAAP reconciliation below.

(3)	Total miles include both loaded and empty miles.
(4)	Deadhead percentage is calculated by dividing empty miles into total miles.
(5)	Tractors include company-operated tractors in service, plus tractors operated by independent contractors.
(6)	Seated tractors are those occupied by drivers.
(7)	Net revenue is calculated by taking revenue less purchased transportation.
(8)	Gross margin percentage is calculated by taking revenue less purchased transportation expense and dividing that amount by revenue. This calculation includes intercompany revenues and expenses.

Balance Sheet and Liquidity

As of September 30, 2016, our total debt and capital lease obligations, net of cash (“Net Debt”), was $151.0 million and our stockholders’ equity was $62.1 million. Net Debt to Adjusted EBITDA(a) increased year-over-year to 3.7x compared with 1.1x as of September 30, 2015. The Company had approximately $51.0 million available under its credit facility as of September 30, 2016.

Third-Quarter 2016 Conference Call Information

USA Truck will hold a conference call to discuss its third-quarter 2016 results on Friday, November 4, 2016 at 8:00 AM CT / 9:00 AM ET. To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International). A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu. A telephone replay of the call will also be available through Friday, November 11, 2016, and may be accessed by calling 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (International) and by referencing conference ID #10094198.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC. The terms base revenue, “EBITDA”, “Adjusted EBITDA”, “Adjusted operating ratio”, and “Adjusted earnings per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines EBITDA as net income (loss), plus interest expense net of interest income, provision for income taxes and depreciation and amortization. It defines Adjusted EBITDA as these items plus non-cash equity compensation, loss on extinguishment of debt, restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits. Adjusted operating ratio is calculated as operating expenses less restructuring, impairment and other costs and severance costs included in salaries, wages and employee benefits, net of fuel surcharges, as a percentage of operating revenue excluding fuel surcharge revenue. Adjusted earnings per diluted share is defined as earnings or loss before income taxes plus loss on extinguishment of debt, restructuring, impairment and other costs, and severance costs included in salaries, wages and employee benefits reduced by our statutory income tax rate, divided by weighted average diluted shares outstanding. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.

EBITDA, Adjusted EBITDA, Adjusted operating ratio and Adjusted earnings per diluted share are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of EBITDA, Adjusted EBITDA, Adjusted earnings per diluted share and Adjusted operating ratio to GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release. As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These statements generally may be identified by their use of terms or phrases such as “expects,” “estimates,” “anticipates,” “projects,” “believes,” “plans,” “goals,” “intends,” “may,” “will,” “should,” “could,” “potential,” “continue,” “strategy,” “future” and terms or phrases of similar substance. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Accordingly, actual results may differ materially from those set forth in the forward-looking statements. Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America. Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services. For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our website, www.usa-truck.com, under the “Financial Releases” tab of the “Investor Relations” menu.

Company Contact

USA Truck, Inc.

Randy Rogers

President and CEO

(479) 471-6590

Randy.Rogers@usa-truck.com

Investor Relations Contact

Harriet Fried / Jody Burfening

LHA

(212) 838-3777

hfried@lhai.com

USA TRUCK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Operating revenue	$105,458	$123,490	$325,964	$389,950

Operating expenses:
Salaries, wages and employee benefits	29,131	32,028	92,332	105,536
Fuel and fuel taxes	10,932	12,960	32,512	47,195
Depreciation and amortization	7,411	8,702	22,282	29,951
Insurance and claims	5,620	5,405	15,826	17,502
Equipment rent	1,861	1,094	5,582	2,743
Operations and maintenance	8,170	10,439	27,682	31,340
Purchased transportation	37,218	40,613	111,650	122,029
Operating taxes and licenses	1,003	1,439	3,384	4,221
Communications and utilities	673	989	2,404	2,732
Gain on disposal of assets, net	(181)	(3,008)	(759)	(5,766)
Restructuring, impairment and other costs	--	2,893	5,264	2,893
Other	3,578	4,477	10,683	13,775
Total operating expenses	105,416	118,031	328,842	374,151
Operating income (loss)	42	5,459	(2,878)	15,799

Other expenses:
Interest expense, net	913	493	2,209	1,672
Loss on extinguishment of debt	--	--	--	750
Other, net	87	78	423	650
Total other expenses, net	1,000	571	2,632	3,072
(Loss) income before income taxes	(958)	4,888	(5,510)	12,727
Income tax (benefit) expense	(224)	2,161	(1,623)	5,595

Net (loss) income and comprehensive (loss) income	$(734)	$2,727	$(3,887)	$7,132

Net (loss) income per share information:
Average shares outstanding (basic)	8,069	10,442	8,736	10,439
Basic (loss) earnings per share	$(0.09)	$0.26	$(0.44)	$0.68

Average shares outstanding (diluted)	8,069	10,470	8,736	10,515
Diluted (loss) earnings per share	$(0.09)	$0.26	$(0.44)	$0.68

GAAP TO NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollar amounts in thousands, except per share amounts) ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three Months Ended
	09/30/2016	06/30/2016	3/31/2016	12/31/2015

Net (loss) income	$(734)	$(1,346)	$(1,807)	$3,937
Add:
Depreciation and amortization	7,411	7,599	7,272	7,529
Income tax (benefit) expense	(224)	(75)	(1,324)	2,677
Interest expense, net	913	731	565	565

EBITDA	7,366	6,909	4,706	14,708
Add:
Non-cash equity compensation	302	262	131	291
Restructuring, impairment and other costs	--	--	5,264	(151)
Severance costs included in salaries, wages and employee benefits	--	697	--	--

Adjusted EBITDA	$7,668	$7,868	$10,101	$14,848

ADJUSTED (LOSS) EARNINGS PER SHARE RECONCILIATION

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
(Loss) earnings per diluted share	$(0.09)	$0.26	$(0.44)	$0.68
Adjusted for:
Loss on debt extinguishment	--	--	--	0.07
Severance costs included in salaries, wages and employee benefits	--	--	0.08	--
Restructuring, impairment and other costs	--	0.28	0.60	0.28
Income tax expense effect of adjustments	--	(0.11)	(0.26)	(0.14)
Adjusted diluted (loss) earnings per share	$(0.09)	$0.43	$(0.02)	$0.89

ADJUSTED OPERATING RATIO RECONCILIATION

(UNAUDITED)

(dollar amounts in thousands)

Consolidated	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating revenue	$105,458	$123,490	$325,964	$389,950
Less:
Fuel surcharge revenue	10,797	13,738	29,773	47,506
Base revenue	94,661	109,752	296,191	342,444
Operating expense	105,416	118,031	328,842	374,151
Adjusted for:
Restructuring, impairment and other costs	--	(2,893)	(5,264)	(2,893)
Severance costs in salaries, wages and employee benefits	--	--	(697)	--
Fuel surcharge revenue	(10,797)	(13,738)	(29,773)	(47,506)
Adjusted operating expense	$94,619	$101,400	$293,108	$323,752
Operating ratio	100.0%	95.6%	100.9%	95.9%
Adjusted operating ratio	100.0%	92.4%	99.0%	94.5%

Trucking Segment	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$73,644	$85,369	$225,430	$275,617
Less: intersegment eliminations	277	387	857	1,421
Operating revenue	73,367	84,982	224,573	274,196
Less: fuel surcharge revenue	8,451	10,635	23,499	37,953
Base revenue	64,916	74,347	201,074	236,243
Operating expense	74,872	82,522	233,180	267,631
Adjusted for:
Restructuring, impairment and other costs	--	(2,893)	(4,848)	(2,893)
Severance costs in salaries, wages and employee benefits	--	--	(697)	--
Fuel surcharge revenue	(8,451)	(10,635)	(23,499)	(37,953)
Adjusted operating expense	$66,421	$68,994	$204,136	$226,785
Operating ratio	102.1%	97.1%	103.8%	97.6%
Adjusted operating ratio	102.3%	92.8%	101.5%	96.0%

USAT Logistics Segment	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$33,476	$39,505	$106,473	$119,781
Less: intersegment eliminations	1,385	997	5,082	4,027
Operating revenue	32,091	38,508	101,391	115,754
Less: fuel surcharge revenue	2,346	3,103	6,274	9,553
Base revenue	29,745	35,405	95,117	106,201
Operating expense	30,544	35,509	95,662	106,520
Adjusted for:
Restructuring, impairment and other costs	--	--	(416)	--
Fuel surcharge revenue	(2,346)	(3,103)	(6,274)	(9,553)
Adjusted operating expense	$28,198	$32,406	$88,972	$96,967
Operating ratio	95.2%	92.2%	94.3%	92.0%
Adjusted operating ratio	94.8%	91.5%	93.5%	91.3%

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash	$142	$87
Accounts receivable, net of allowance for doubtful accounts of $607 and $608, respectively	54,361	53,324
Other receivables	3,642	5,094
Inventories	382	748
Assets held for sale	9,067	7,979
Income taxes receivable	9,373	6,159
Prepaid expenses and other current assets	3,667	4,876
Total current assets	80,634	78,267
Property and equipment:
Land and structures	32,463	32,910
Revenue equipment	277,670	289,045
Service, office and other equipment	24,519	22,156
Property and equipment, at cost	334,652	344,111
Accumulated depreciation and amortization	(105,539)	(137,327)
Property and equipment, net	229,113	206,784
Other assets	1,243	1,405
Total assets	$310,990	$286,456
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,075	$24,473
Current portion of insurance and claims accruals	11,470	10,706
Accrued expenses	8,969	8,836
Current maturities of capital leases	17,071	12,190
Total current liabilities	65,585	56,205
Deferred gain	651	701
Long-term debt, less current maturities	99,700	70,400
Capital leases, less current maturities	34,357	18,845
Deferred income taxes	40,082	37,943
Insurance and claims accruals, less current portion	8,558	8,585
Total liabilities	248,933	192,679
Commitments and contingencies
Stockholders’ equity:
Preferred Stock, $.01 par value; 1,000,000 shares authorized	--	--
Common Stock, $.01 par value; 30,000,000 shares authorized; issued 12,157,843 shares, and 11,946,253 shares, respectively	121	119
Additional paid-in capital	67,907	67,370
Retained earnings	61,984	65,871
Less treasury stock, at cost (3,865,481 shares, and 2,286,608 shares, respectively)	(67,955)	(39,583)
Total stockholders’ equity	62,057	93,777
Total liabilities and stockholders’ equity	$310,990	$286,456